Exhibit 23.4

CONSENT OF MARLOW MINING ENGINEERING SERVICES

Reference is made to the Registration Statement on Form S-8 pertaining to the Western Silver Corporation 2005 Stock Option Plan (the “Registration Statement”) of Western Silver Corporation (the “Company”), filed with the U.S. Securities and Exchange Commission.

We hereby consent to the incorporation by reference into the Registration Statement of (i) the references to our name under the heading “Description of the Business—Peñasquito Project” in the Company’s Annual Report on Form 40-F for the fiscal year ended September 30, 2004 (the “Annual Report”), (ii) all other references to our name included or incorporated by reference in the Annual Report and (iii) our independent technical report entitled “Preliminary Resource Estimate for the Peñasco Deposit, Peñasquito Project, State of Zacatecas, Mexico” dated November 3, 2004, which report was commissioned by the Company, and which the Company used, or directly quoted from, in preparing summaries concerning the Peñasquito Project which appear in the Annual Report.

James Marlow, P. Eng

/s/ James Marlow, P. Eng

Date: August 26, 2005